EXHIBIT 99.5(c)

Application/Confirmation Form

PACIFIC MUTUAL APPLICATION/CONFIRMATION FORM

[client name]                                             Initial premium [premium]
[contract number]                                         Issue date [date], State Of Sale [state of sale]

This form, when returned to Pacific Mutual Life Insurance Company, completes the transaction by confirming your application for, and receipt of, your Contract. Please verify that this information is correct; sign and date the form at the bottom, and return it to Pacific Mutual in the enclosed postage-paid envelope. Please return this form promptly. Certain transactions on this policy cannot be processed prior to the receipt of this form.

ANNUITANT                                                 OWNER
[name]                                                    [name]
[address1]                                                [address1]
[address2]                                                [address2]
[city, state zip]                                         [city, state zip]
[SS#], [DOB], [sex]                                       [SS#], [DOB], [sex]

[co-annuitant name if given]                              [co-owner name if given]
[address1]                                                [address1]
[address2]                                                [address2]
[city, state zip]                                         [city, state zip]
[SS# if given], [DOB if given], [sex if given]            [SS# if given], [DOB if given], [sex if given]

ALLOCATION OPTIONS                                        BENEFICIARY/BENEFICIARIES
[initial premium]                                         [primary/contingent]
___ Fixed Account       ___ Bond and Income               [name]
___ Money Market        ___ Equity Index                  [address]
___ High Yield Bond     ___ International
___ Managed Bond        ___                               TYPE OF PLAN  [non-qualified/qualified/type]
___ Govt. Securities    ___
___ Growth LT           ___                               DEALER INFORMATION
___ Equity Income       ___                               [rep name], [rep #]
___ Multi-Strategy
___ Equity                                                REBALANCING [yes/no], [frequency]

--------------------------------------------------------------------------------
1 TELEPHONE AUTHORIZATION Check box and initial to authorized telephone requests. ___

Please act on telephone instructions from any person purporting to have authority to make transfers between accounts or allocation changes. Pacific Mutual will employ reasonable procedures to confirm that instructions communicated by telephone are authorized. So long as these procedures are followed Pacific Mutual, any of its affiliates, Pacific Select Fund, or any directors, trustees, officers, employees, representatives or agents of the aforementioned who act on their behalf, will not be subject to: any claim; liability; loss; or cost if: any request is acted on in good faith upon telephone instructions Pacific Mutual reasonably believes to be genuine in reliance on its procedures;

and this signed authorization.

________________________________________________________________________________
2 STATEMENT OF APPLICANT

I/We believe this Contract will meet my/our financial objectives. I/We understand that Contract values may increase or decrease depending on the investment experience of the Variable Accounts. Accumulated Values under the Variable Accounts are variable and are not guaranteed as to the fixed dollar amounts. I/We have received the Contract referenced above and hereby affirm the information to be true to the best of my/our knowledge and belief. I/We agree that this confirmation form will be part of the Contract issued by Pacific Mutual ("the Company"). I/We have reviewed the Contract and acknowledge that corrections may have been made from the application. My/Our acceptance of this Contract constitutes acceptance of those corrections. If there are joint applicants, the Contract, if issued, will be owned by the joint applicants as Joint Tenants With The Right Of Survivorship and not as Tenants In Common. If there is a Contingent Owner named, the Contingent Owner will become the Owner if the Owner dies prior to the Annuity Start Date. My/Our signature(s) also certifies/certify, under penalty of perjury, that my/our taxpayer identification number(s) provided above is/are correct. I/We certify that this Contract was
sold and/or solicited in the state of [   ].

---------------------------------            ------------------------------------        --------
Owner Signature (if different from Annuitant)         Annuitant Signature                Date

---------------------------------            ------------------------------------        --------
Contingent Owner Signature                   Joint/Contingent Annuitant Signature        Date

254-5A